SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2005

American Oil & Gas, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-31547	84-0451554
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

1050 17th Street, Suite 1850 Denver, CO 80265

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (303) 991-0173

ITEM 3.02.     Unregistered Sales of Equity Securities

Effective February 15, 2005, American Oil & Gas, Inc. (the “Company”) granted options to purchase 100,000 shares of the Company’s common stock to Jon Whitney, a new Director of the Company, in consideration for serving on the Company’s Board of Directors. These options have an exercise price of $2.38 per share, which was the closing price of the Company’s common stock on February 15, 2005.  These options expire five years from the date of grant and one-eighth (1/8) of the options vest on the first day of each quarter during which Mr. Whitney continues to serve on the Company’s Board of Directors.

These options were isseud by the Company in transactions deemed exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, as transactions by an issuer not involving any public offering.

ITEM 5.02.     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 15, 2005, the Company appointed Jon Whitney to the Board of Directors. Mr. Whitney qualifies as an “independent director” of the Company and the Company expects that Mr. Whitney will serve on the Company’s Audit Committee.

ITEM 7.01.     Regulation FD Disclosure

On February 22, 2005, the Company issued a press release announcing the appointment of Jon Whitney to the Company’s Board of Directors. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in 7.01 of this report shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing. The disclosure in Item 7.01 of this report does not constitute a determination of whether any information included in this Item is material.

ITEM 9.01.      Financial Statements and Exhibits.

Exhibit 99.1               Press release announcing the appointment of Jon Whitney to the Board of Directors dated February 22, 2005.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 22, 2005

AMERICAN OIL & GAS, INC.

By: /s/ Andrew P. Calerich Andrew P. Calerich President and Chief Financial Officer